EXHIBIT 3 (n)










      AGREEMENT dated as of December 21, 1995, among WARRANTECH CORPORATION, a Delaware corporation with an office located at 300 Atlantic Street, Stamford, Connecticut 06901; WARRANTECH AUTOMOTIVE, INC., a Connecticut corporation with an office located at 300 Atlantic Street, Stamford, Connecticut 06901 and an office located at 150 Westpark Way, Euless, Texas 76040; WARRANTECH CONSUMER PRODUCT SERVICES, INC., a Connecticut
corporation with an office located at 300 Atlantic Street, Stamford, Connecticut 06901; and WARRANTECH DIRECT, INC., a Texas corporation with an office located at 1441 West Airport Freeway, Suite 300, Euless, Texas 76040 (the "Borrowers") and PEOPLE'S BANK, a banking organization with an office located at 350 Bedford Street, Stamford, Connecticut 06901 (the "Lender").

                            Recitals

      A.  The Borrowers have requested that the Lender extend  to the  Borrowers the following loan facilities:  (a)  a  $6,500,000
revolving  loan  facility  and  (b)  a  $3,500,000  demand   loan
facility.

      B. The proceeds of the loan facilities shall be used for the following purposes: (a) the revolving loan proceeds shall be used for general working capital requirements to support trading assets and working capital; and (b) the demand loan proceeds shall be used to support working capital requirements and to finance acquisitions.

      C. The Lender is willing to extend the loan facilities to the Borrowers, subject to the terms and conditions contained herein.


                           Agreement

      In consideration of the Recitals, which are incorporated by reference, the terms and conditions contained herein and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the Borrowers and the Lender, intending to be bound legally, agree as follows:

     I.        DEFINITIONS.

     1.01 Defined Terms. As used herein the following terms shall have the following meanings:

          (a)       "Account" shall have the meaning set forth in Article
VII.

          (b) "Acceptable Account" shall mean an Account arising from the sale of goods or the performing of services by Warrantech
Corporation and Warrantech Automotive, Inc. in the ordinary course of their businesses which is deemed acceptable to the Lender in its reasonable discretion or any other Account deemed acceptable to the Lender in its reasonable discretion.

          (c) "Adjusted Libor Rate" means with respect to any Eurodollar Loan Interest Period, the rate per annum at which deposits in dollars are offered by the Lender to prime commercial banks in the London interbank market at approximately 11:00 A.M. (Eastern Standard time) two Business Days before the first day of such Interest Period in an amount approximately equal to the principal amount of the Eurodollar Loan to which such Interest Period is to apply and for a period of time comparable to such Interest Period divided by one minus the Eurodollar Reserve Percentage.

          (d) "Affiliate", as applied to any Person, means any other Person directly or indirectly through one or more intermediaries controlling,  controlled by, or under common control  with,  that
Person.    For   the  purposes  of  this  definition,   "control"
(including with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of the Person, whether through the ownership of voting securities or by contract or otherwise.

          (e) "Agreement" shall mean this Commercial Revolving Loan, Demand Loan and Security Agreement, as the same from time to time may be amended, supplemented or modified.

          (f) "Business Day" shall mean a day on which commercial banks in the State of Connecticut are not required or permitted by law to remain closed and on which dealings are carried on in the London interbank market.

          (g) "Change of Control" shall mean the transfer, sale, assignment, or pledge, in any manner whatsoever, which has the effect of transferring more than fifty percent (50%) of the voting stock of any of the Borrowers to any Person who is not a shareholder of the Borrowers as of the date of this Agreement.

          (h) "Collateral" shall mean the property of Warrantech Corporation and Warrantech Automotive, Inc. described in Article
VII below.

          (i) "Contractual Obligations" shall mean as to any Person, any provision of any security issued by such Person or of any agreement, instrument or undertaking to which such Person is a party or by which it or any of its property is bound.

          (j)       "Default(s)" shall mean any of the events specified in
Section 8.01 below, whether or not any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

          (k)       "Demand Loan" shall mean a Loan made pursuant to
Section 2.02 below.

          (l)       "Demand Note" shall mean the Note referred to in
Section 2.02 below.

          (m) "Dollars" and "$" shall mean lawful currency of the United States of America.

          (n) "Environmental Laws" shall mean all present and future laws, statutes, ordinances, rules, regulations, orders, codes,
licenses,   permits,  decrees,  judgments,  directives   or   the
equivalent of or by any Governmental Authority relating to or addressing the protection of the environment or human health.

          (o) "ERISA" shall mean the Employee Retirement Income Security Act of 1974 and all rules and regulations promulgated pursuant thereto, as amended from time to time.

          (p) "Eurodollar Loans" shall mean Loans hereunder that bear interest for the Interest Period applicable thereto at a rate of interest for Revolving Loans and Demand Loans equal to the Adjusted Libor Rate plus two percent (2.0%).

          (q) "Eurodollar Reserve Percentage" means for any day, that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal
Reserve System (or any successor) for determining the maximum reserve requirement for a member bank of the Federal Reserve
System in respect of "Eurocurrency liabilities" (or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on Eurodollar Loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of the Lender to United States residents). The Adjusted Libor Rate shall be adjusted automatically on and as of the effective date of any change in the Eurodollar Reserve Percentage.

          (r) "Event(s) of Default" shall mean any of the events specified in Section 8.01 below, provided that any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

          (s)       "Fixed Rate Loan(s)" shall mean any Eurodollar Loan(s).

          (t) "GAAP" shall mean generally accepted accounting principles in the United States of America in effect from time to time.

          (u) "Governmental Authority" shall mean any nation or government, any state or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled (through stock or capital ownership or otherwise) by any of the foregoing.

          (v) "Hazardous Materials" shall mean any material or substance that, whether by its nature or use, is now or hereafter defined as hazardous waste, hazardous substance, pollutant or
contaminant  under  any  Environmental  Laws  which   is   toxic,
explosive,   corrosive,   flammable,   infectious,   radioactive,
carcinogenic, mutagenic or otherwise hazardous and which is now or hereafter regulated under any Environmental Laws, or which is or contains petroleum, gasoline, diesel fuel or another petroleum hydrocarbon product.

          (w) "Indebtedness" shall mean all obligations that in accordance with GAAP should be classified as liabilities upon the Borrowers' balance sheet or to which reference should be made by footnotes thereto.

          (x) "Intangible Assets" shall mean on a consolidated basis assets that in accordance with GAAP are properly classifiable as intangible  assets,  including, but  not  limited  to,  goodwill,
franchises,  licenses,  patents,  trademarks,  trade  names   and
copyrights.

          (y) "Interest Period" shall mean any period during which a Loan bears interest at the Adjusted Libor Rate as elected by the Borrowers in accordance with the terms of this Agreement.

               (i) If any Interest Period would otherwise end on a day which is not a Business Day, that Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to extend such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Business Day.

                (ii) Any Interest Period that would otherwise extend beyond the Maturity Date shall end on the Maturity Date or, if the Maturity Date shall not be a Business Day, on the next preceding Business Day.

          (z)       "Lien" shall mean any mortgage, pledge, security
interest,   hypothecation,   assignment,   deposit   arrangement,
encumbrance, or preference, priority or other security  agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other
title   retention   agreement,   any   financing   lease   having
substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the Uniform Commercial Code or comparable law or any jurisdiction).

          (aa) "Loan(s)" shall mean any loan made by the Lender to the Borrowers hereunder, whether a Revolving Loan or the Demand Loan.

          (bb) "Loan Document(s)" shall mean this Agreement, the Notes and all other documents or agreements executed in connection
herewith,   together   with   any  amendments,   supplements   or
modifications hereto or thereto.

          (cc)      "Maturity Date" shall mean July 31, 1996.

          (dd) "Note(s)" shall mean the Revolving Loan Note and the Demand Note.

          (ee)      "Obligations" shall mean and include all loans,
advances,   interest,  indebtedness,  liabilities,   obligations,
guaranties, covenants and duties at any time owing by the Borrowers to the Lender of every kind and description, whether or not evidenced by any note or other instrument, whether or not for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter
arising,   including  but  not  limited  to   the   indebtedness,
liabilities and obligations arising under this Agreement, the Notes and the other Loan Documents, and all reasonable costs, expenses, fees, charges, expenses and reasonable attorneys', paralegals' and professionals' fees incurred in connection with any of the foregoing, or in any way connected with, involving or related to the preservation, enforcement, protection and defense of this Agreement, the Notes, the other Loan Documents, any
related   agreement,  document  or  instrument,  any  Lien,   the
Collateral and the rights and remedies hereunder or thereunder.

          (ff) "Person" shall mean any individual, corporation, partnership, joint venture, trust, unincorporated organization or any other juridical entity, or a government or state or any agency or political subdivision thereof.

          (gg)      "Plan" shall mean any plan of a type described in
Section 4021(a) of ERISA in respect of which the Borrowers is an "employer" as defined in Section 3(5) of ERISA.

          (hh) "Post Default Rate" shall mean at any time a rate of interest equal to 2.0% per annum in excess of the rate that would then be applicable to Prime Rate Loans whether or not any such Prime Rate Loans are then outstanding.

          (ii) "Prime Rate Loans" shall mean Loans hereunder that bear interest at a rate of interest per annum equal to the Prime Rate.

          (jj) "Prime Rate" shall mean the rate of interest established from time to time by the Lender as its "prime rate". Any change in the interest rate shall be effective immediately without notice on the date of the change in the Prime Rate.

          (kk) "Reportable Event" shall mean any of the events set forth in Section 4043(b) of ERISA or the regulations thereunder.

          (ll)      "Revolving Loan" shall mean a Loan made pursuant to
Section 2.01 below.

          (mm) "Revolving Loan Note" shall mean the Note referred to in Section 2.01 below.

          (nn) "Revolving Loan Commitment" shall mean the obligation of the Lender to make Revolving Loans to the Borrowers during the Revolving Loan Commitment Period pursuant to the terms hereof as such Commitment is described in Section 2.01 below.

          (oo) "Revolving Loan Commitment Period" shall mean the period from the date hereof until the Maturity Date.

          (pp) "Subsidiary or Subsidiaries" of any Person shall mean any corporation or corporations of which the Person or one or more of its Subsidiaries, owns, directly or indirectly, at least a majority of the securities having ordinary voting power for the election of directors.

          (qq) "Tangible Net Worth" shall mean the excess of the Borrowers' Total Assets minus (i) their Intangible Assets and
(ii) their Total Liabilities.

          (rr) "Total Assets" shall mean total assets determined on a consolidated basis in accordance with GAAP.

          (ss) "Total Liabilities" shall mean the sum of, on a consolidated basis, (i) total liabilities, (ii)long term debt and capital lease obligations, (iii) deferred rent payable and
(iv)  commitments and contingencies (only to the extent  recorded
as   liabilities  on  the  Borrowers'  balance  sheet)  as   more
particularly set forth in Warrantech Corporation's SEC Forms 10K and 10Q from time to time.

      1.02 Accounting Terms. Except as otherwise specifically set forth in this Agreement, each accounting term used in this Agreement shall have the meaning given to it under GAAP. Any dispute or disagreement between the Borrowers and the Lender relating to the determination of GAAP shall, in the absence of manifest error, be conclusively resolved for all purposes hereof by the written opinion with respect thereto, delivered to the Lender, of independent accountants selected by the Borrowers and approved by the Lender in its reasonable discretion for the purposes of auditing the periodic financial statements of the Borrowers.

     II.       LOAN FACILITIES.

       2.01 Revolving Loans. Subject to the terms and conditions, and relying upon the representations and warranties set forth in this Agreement, the Lender agrees, in its sole discretion, to make revolving loans (individually a "Revolving Loan" and, collectively, the "Revolving Loans") to the Borrowers at any time until terminated as provided in Section 3.02(a) below or the Maturity Date if not terminated earlier, in the principal amount which shall not exceed $6,500,000 at any one time (the "Revolving Loan Commitment"). In addition to this Agreement, the Revolving Loans shall be evidenced by the Commercial Revolving Promissory Note of this date, a copy of which is attached hereto as Exhibit "A" (the "Revolving Loan Note").

           (a) Procedure For Revolving Loan Borrowing. Provided that the Revolving Loan Commitment has not been terminated as provided in Section 3.02(a) below, during the Revolving Loan Commitment Period, the Borrowers may borrow under the Revolving Loan Commitment by giving the Lender irrevocable notice of a request for a Revolving Loan hereunder (i) in the case of Eurodollar Loans three (3) Business Days before a proposed borrowing or continuation or conversion and (ii) in the case of Prime Rate Loans on or before the date such borrowing or continuation or conversion is to be made but in no event more than five (5) Business Days before a proposed borrowing or continuation or conversion, such irrevocable notice setting forth
(A) the amount of the Loan requested, which shall not be less than $50,000, (B) the requested borrowing date or Interest Period commencement date, as the case may be, (C) whether the borrowing or Interest Period is to be for a Eurodollar Loan or a Prime Rate Loan, and (D) if a Eurodollar Loan, the length of the Interest Period therefor, which shall be 30, 60 or 90 days. As used in this Section 2.01(a) "conversion" shall mean the conversion from one interest rate to another interest rate as more fully described in Section 2.01(b) below. Such notice must be written (including, without limitation, via facsimile transmission) and shall be sufficient if received by or before 11:00 a.m. (Eastern Standard Time) on the date on which such notice is to be given. Unless notification is otherwise furnished by the Borrowers to the Lender (in a manner consistent with the requirements of this Section 2.01(a), Revolving Loans will be made by credits to the Borrowers' Revolving Loan Account maintained with the Lender. If the Borrowers furnish such notice, but no election is made as to the type of Revolving Loan or the Interest Period to be applicable thereto, the Revolving Loan will automatically then be made as a Prime Rate Loan until such required information is furnished pursuant to the terms hereof.

           (b) Continuation and Conversion of Revolving Loans. With respect to Revolving Loans, the Borrowers shall have the right at any time on prior irrevocable written notice to the Lender as specified in Section 9.06 below to (i) continue any Eurodollar Loan into a subsequent Interest Period, (ii) convert any Eurodollar Loan into a Prime Rate Loan, and (iii) convert any Prime Rate Loan into a Eurodollar Loan (specifying the Interest Period to be applicable thereto), subject to the following:

                    (A) in the case of a conversion of less than all of the outstanding Revolving Loans, the aggregate principal amount of Revolving Loans converted shall not be less than $50,000;

                    (B) no Eurodollar Loan shall be converted at any time other than at the end of an Interest Period applicable thereto; and

                    (C) any portion of a Revolving Loan maturing or required to be prepaid in less than one month may not be converted into or continued as a Eurodollar
          Loan.

In the event that the Borrowers shall not give notice to continue any Eurodollar Loan into a subsequent Interest Period or convert any such Revolving Loan into a Revolving Loan of another type, on the last day of the Interest Period thereof, such Revolving Loan (unless prepaid) shall automatically be converted into a Prime Rate Loan. The Interest Period applicable to any Eurodollar Loan resulting from a conversion or continuation shall be specified by the Borrowers in the irrevocable notice delivered by the
Borrowers pursuant to this Section 2.01(b) and Section 9.06 below; provided, however, that, if such notice does not specify either the type of Revolving Loan or the Interest Period to be applicable thereto, the Revolving Loan shall automatically be converted into, or continued as, as the case may be, a Prime Rate Loan until such required information is furnished pursuant to the terms hereof. Notwithstanding anything to the contrary contained above, if an Event of Default shall have occurred and is continuing, no Eurodollar Loan may be continued into a subsequent Interest Period and no Prime Rate Loan may be converted into a Eurodollar Loan.

           (c) Ability to Borrow and Reborrow. Within the limits of the Revolving Loan Commitment, so long as the Borrowers are in compliance with all the terms and condition of this Agreement and are not in Default hereunder or under any of the Loan Documents, and so long as the Lender has not demanded payment or accelerated payment of any of the then outstanding Revolving Loans due to an Event of Default, the Borrowers may borrow, repay, and reborrow Revolving Loan funds.

           (d) Revolving Demand Loan Account. Insofar as the Borrowers may request and the Lender shall make Revolving Loan advances hereunder, the Lender shall enter such advances as debits on the Revolving Loan Account. The Lender shall also record in the Revolving Loan Account, in accordance with customary accounting procedures, (i) all other charges, expenses and other liens properly chargeable to the Borrowers, (ii) all payments made by the Borrowers on account of indebtedness evidenced by the Revolving Loan Account, (iii) all proceeds of Collateral which are finally paid to the Lender in its own office in cash or solvent credits, and (iv) other appropriate debits and credits. The Revolving Loan Account shall reflect the amount of the Borrowers' indebtedness to the Lender from time to time by reason of the Revolving Loan and other appropriate charges hereunder, including debits for any interest and principal not paid to the Lender when due and owing pursuant to the terms of the Notes. On a monthly basis, the Lender shall render a statement for the Revolving Loan Account, which statement shall be considered correct and accepted by and conclusively binding upon the Borrowers unless the Borrowers notify the Lender of the contrary within 60 days of the receipt of the statement by the Borrowers. The Lender shall have the right to debit the Revolving Loan Account for any interest payments and principal due under the Revolving Loan.

     2.02 Demand Loans. Subject to the terms and conditions, and relying upon the representations and warranties set forth in this Agreement, the Lender agrees, in its sole discretion, to make Demand Loans (individually a "Demand Loan" and, collectively, the "Demand Loans") to the Borrowers at any time until terminated as provided in Section 3.02(c) below, in the principal amount which shall not exceed $3,500,000 at any one time. In addition to this Agreement, the Demand Loans shall be evidenced by the Commercial Demand Promissory Note of this date, a copy of which is attached hereto as Exhibit "B" (the "Demand Note"). The Borrower acknowledges and agrees that the Lender shall have no obligation to extend any advances hereunder and that any such advances shall be made in its sole and absolute discretion. The Borrowers further acknowledge and agree that the Lender shall have no obligation to fund any acquisition of the Borrowers for any reason. Upon the request of the Lender, the Borrowers shall provide the Lender with any information and documentation as is requested in connection with any advance to be used for an acquisition.

           (a) Procedure For Demand Loan Borrowing. Provided that the Demand Loan facility has not been terminated as provided in Section 3.02(c) below or payment has not been demanded, the Borrowers may borrow under the Demand Loan facility by giving the Lender irrevocable notice of a request for a Demand Loan hereunder (i) in the case of Eurodollar Loans three (3) Business Days before a proposed borrowing or continuation or conversion and (ii) in the case of Prime Rate Loans two (2) Business Days before a proposed borrowing or continuation or conversion, but in no event more than five (5) Business Days before a proposed borrowing or continuation or conversion, such irrevocable notice setting forth (A) the amount of the Loan requested, which shall not be less than $50,000, (B) the requested borrowing date or Interest Period commencement date, as the case may be, (C) whether the borrowing or Interest Period is to be for a Eurodollar Loan or a Prime Rate Loan or a combination thereof, and (D) if entirely or partially a Eurodollar Loan, the length of the Interest Period therefor, which shall be 30, 60 or 90 days. As used in this Section 2.02(a) "conversion" shall mean the conversion from one interest rate to another interest rate as more fully described in Section 2.02(b) below. Such notice must be written (including, without limitation, via facsimile transmission) and shall be sufficient if received by or before 11:00 a.m. (Eastern Standard Time) on the date on which such notice is to be given. Unless notification is otherwise furnished by the Borrowers to the Lender (in a manner consistent with the requirements of this Section 2.02(a), Demand Loan(s) will be made by credits to the Borrowers' demand deposit account maintained with the Lender. If the Borrowers furnish such notice but no election is made as to the type of Demand Loan or the Interest Period to be applicable thereto, the Demand Loan will automatically then be made as a Prime Rate Loan until such required information is furnished pursuant to the terms hereof.

          (b) Continuation and Conversion of Demand Loans. With respect to Demand Loans, the Borrowers shall have the right at any time on prior irrevocable written notice to the Lender as specified in Section 9.06 below to (i) continue any Eurodollar Loan into a subsequent Interest Period, (ii) convert any
Eurodollar Loan into a Prime Rate Loan, and (iii) convert any Prime Rate Loan into a Eurodollar Loan (specifying the Interest Period to be applicable thereto), subject to the following:

                    (A) in the case of a conversion of less than all of the outstanding Line of Demand Loans, the aggregate principal amount of Demand Loans converted shall not be less than $50,000;

                    (B) no Eurodollar Loan shall be converted at any time other than at the end of an Interest Period applicable thereto; and

                    (C) any portion of a Demand Loan maturing or required to be prepaid in less than one month may not be converted into or continued as a Eurodollar Loan.

In the event that the Borrowers shall not give notice to continue any Eurodollar Loan into a subsequent Interest Period or convert any such Demand Loan into a Demand Loan of another type, on the last day of the Interest Period thereof, such Demand Loan (unless prepaid) shall automatically be converted into a Prime Rate Loan. The Interest Period applicable to any Eurodollar Loan resulting from a conversion or continuation shall be specified by the Borrowers in the irrevocable notice delivered by the Borrowers pursuant to this Section 2.02(b) and Section 9.06 below; provided, however, that, if such notice does not specify either the type of Demand Loan or the Interest Period to be applicable thereto, the Demand Loan shall automatically be converted into, or continued as, as the case may be, a Prime Rate Loan until such required information is furnished pursuant to the terms hereof. Notwithstanding anything to the contrary contained above, if an Event of Default shall have occurred and is continuing, no Eurodollar Loan may be continued into a subsequent Interest Period and no Prime Rate Loan may be converted into a Eurodollar Loan.

           (c) Ability to Borrow and Reborrow. Provided the principal amount of all Demand Loans does not exceed $3,500,000 at any one time, so long as the Borrowers are in compliance with all the terms and conditions of this Agreement and are not in Default hereunder and so long as the Lender has not demanded payment or accelerated payment of any of the then outstanding Demand Loans due to an Event of Default or otherwise, the Borrowers may borrow, repay, and reborrow Demand Loan funds.

           (d) Demand Loan Account. Insofar as the Borrowers may request and the Lender shall make Demand Loan advances hereunder, the Lender shall enter such advances as debits on the Demand Loan Account. The Lender shall also record in the Demand Loan Account, in accordance with customary accounting procedures, (i) all other charges, expenses and other liens properly chargeable to the Borrowers, (ii) all payments made by the Borrowers on account of indebtedness evidenced by the Demand Loan Account,
(iii) all proceeds of Collateral which are finally paid to the Lender in its own office in cash or solvent credits, and (iv) other appropriate debits and credits. The Demand Loan Account shall reflect the amount of the Borrowers' indebtedness to the Lender from time to time by reason of the Demand Loan and other appropriate charges hereunder, including debits for any interest and principal not paid to the Lender when due and owing pursuant to the terms of the Notes. On a monthly basis, the Lender shall render a statement for the Demand Loan Account, which statement shall be considered correct and accepted by and conclusively binding upon the Borrowers unless the Borrowers notify the Lender of the contrary within 60 days of the receipt of the statement by the Borrowers. The Lender shall have the right to debit the Demand Loan Account for any interest payments and principal due under the Demand Note.

           (e)   Payment  on  Demand.   ALL  OBLIGATIONS  OF  THE
BORROWERS ARISING UNDER THE DEMAND LOANS SHALL BE PAID BY THE BORROWERS IN FULL UPON DEMAND BY THE LENDER, NOTWITHSTANDING THE LENDER'S RIGHTS UPON THE OCCURRENCE OF ANY EVENT OF DEFAULT AS SET FORTH BELOW AND WHETHER OR NOT ANY SUCH EVENT OF DEFAULT HAS OCCURRED.

      2.03 Other Conditions.   The Revolving Loans and the Demand
Loans shall be subject to the following:

          (a) Account Warranties. Except as otherwise disclosed by the Borrowers: the Borrower shall be deemed to have warranted as to each Acceptable Account that each Acceptable Account and all papers relating thereto are genuine and in all respects are what they purport to be; that each Acceptable Account is valid and existing and arises out of a bona fide sale of goods sold and delivered by the Borrowers to, or in the process of being delivered to, or out of and for actual services previously rendered by the Borrowers to the account debtor named in the Acceptable Account; that the amount of the Acceptable Account represented as owing is the correct amount and unconditionally owing except for normal cash discounts and is not disputed, and except for such normal cash discounts is not subject to any setoffs, credits or deductions; that the Borrower is the owner free and clear of all liens, encumbrances and security interest of any nature whatsoever, except for the liens granted herein and statutory liens for which appropriate reserves have been established, and that no surety bond was required or given in connection with any account or the contract or purchase orders out of which the same arose.

           (b) Absence of Demand, Termination or Default. The Lender shall not be obligated to make any Revolving Loan or Demand Loan advances if it demanded payment of, accelerated payment of, or terminated the Revolving Loans or the Demand Loans due to any Event of Default, or a Default shall have occurred and be continuing.

           (c) Representations and Warranties Confirmed. All of the representations and warranties contained herein shall have continued to be true and in all material respects accurate, through and including the date of each Revolving Loan and Demand Loan advance as though made as of such date.

           (d) Compliance. The Borrowers shall have complied with all of the terms and conditions contained in this Agreement and the other Loan Documents required to be performed by it on or prior to the date of each Revolving Loan and Demand Loan advance.

           (e)   Corporate  Authority Continued.   The  corporate
resolutions referred to in Article IV hereof shall be in full force and effect and have not been amended in any respect as of the date of each Revolving Loan and Demand Loan advance.

           (f) No Adverse Change. There shall have been no material adverse change in the financial position or business of the Borrowers in the aggregate between the date hereof and the date of each Revolving Loan and Demand Loan advance.

          (g) Lender Discretion. Nothing contained herein shall be construed to require the Lender to make Revolving Loan and Demand Loans and nothing contained herein shall prohibit the Lender from lending in excess of the maximum principal amount of the Revolving Loans and Demand Loans. It is agreed that all loans and advances shall be at the Lender's sole discretion and shall not establish a pattern or custom binding upon the Lender.

     2.04  One Transaction.

            (a)    The  entities  which  comprise  the  Borrowers
acknowledge that the Loans will be treated as one overall financing transaction. The loan proceeds shall be advanced hereunder solely at the direction of Warrantech Corporation which is hereby appointed as the agent of the other Borrowers for this purpose alone. Each entity comprising the Borrowers represents and acknowledges that (i) the businesses of each Borrower substantially benefit the businesses and corporate activities of the other Borrowers, (ii) the Borrowers' financial statements are prepared on a combined and consolidated basis, and (iii) such Borrowers have received substantial economic benefit from entering into this Agreement and shall receive substantial economic benefit from the application of each advance hereunder, in each case whether or not such amount is used directly by such Borrowers.

           (b) The Borrowers shall not apply any funds advanced under the Loan to any affiliate or subsidiary company of any of the entities comprising the Borrowers if such affiliate or subsidiary is not a party to this loan transaction.


      2.05 Indemnity. The Borrowers will indemnify the Lender against any reasonable costs or expenses, arising out of development of deposits, which the Lender may sustain or incur as a consequence of any default in payment or default in prepayment of the principal amount of any Loan or any part thereof or interest accrued thereon, as and when due and payable (at the due date thereof, by and after notice of prepayment or otherwise), or the occurrence of any Event of Default. The Lender shall provide to the Borrowers a statement, signed by an officer of the Lender and supported where applicable by documentary evidence, explaining the amount of any such cost or expense.

     III.      INTEREST, TERMS AND FEES.

     3.01 Interest Rate.

           (a) The Notes shall bear, and the Borrowers promises to pay, interest on the indebtedness on the terms and conditions set forth in each of the Notes.

           (b)   Lawful  Interest.    It is  the  intent  of  the
parties that the rate of interest and all other charges to the Borrowers be lawful. If for any reason the payment of a portion of interest, fees or charges as required by this Agreement would exceed the limit established by applicable law which a commercial lender such as the Lender may charge to a commercial borrower such as the Borrowers, then the obligation to pay interest or charges shall automatically be reduced to such limit and, if any amounts in excess of such limits shall be paid, then such amounts shall be applied to the unpaid principal amount of the Obligations of the Borrowers to Lender or refunded so that under no circumstances shall the interest or charges required hereunder exceed the maximum rate allowed by law.

     3.02 Term and Termination.

           (a) Revolving Loans. Unless sooner terminated as a result of the occurrence of an Event of Default, the Revolving Loan Commitment shall terminate and be due and payable in full on the Maturity Date. Upon termination of the Revolving Loan Commitment, the Borrowers shall have no ability to receive, and the Lender shall have no obligation to make any further advances under the Revolving Loan Commitment. All of the rights, interest and remedies of the Lender and Obligations of the Borrowers under this Agreement and the other Loan Documents shall survive termination of the Revolving Loan Commitment until all of the Obligations of the Borrowers are fully satisfied.

           (b) Demand Loans. The Demand Loans shall be due and payable upon demand or after an Event of Default. All rights, interest and remedies of the Lender and Obligations of the Borrowers under this Agreement and other Loan Documents shall survive termination of the Demand Loan facility until all of the Obligations of the Borrowers are fully satisfied.

      3.03 Repayments. Any payments made by the Borrowers to the Lender shall be credited first to late charges, reasonable costs and expenses, then to accrued and unpaid interest and then to the outstanding principal balance due in the inverse order of maturity.

      3.04 Prepayments. Notwithstanding anything contained in this Agreement or in any other agreement between the Borrowers and the Lender:

           (a)   Prime Rate Loans.  The Borrowers may prepay  any
Prime Rate Loans without any penalty or premium.

           (b) Eurodollar Loans. If any principal payment on any Eurodollar Loan hereunder is made for any reason whatsoever on a date prior to the last day of the Interest Period for such Loan, the Borrowers shall: (i) pay to the Lender interest accrued thereon; and (ii) on demand, indemnify the Lender against all losses including loss of profit and expenses suffered by it in liquidating or otherwise employing deposits acquired to fund such Loan until the last day of the applicable Interest Period. A certificate of the Lender as to the amount required to be paid by the Borrowers under this subsection 3.04(b) shall accompany such demand and shall be final and conclusive, except in the case of manifest error or bad faith.

     3.05 Fees and Facility Fee. As additional consideration for the Revolving Loan Commitment, the Borrowers shall pay to the Lender each quarter a non-refundable facility fee commencing on April 1, 1996 and continuing on the first day of each succeeding July 1, October 1, January 1 and April 1 and continuing throughout the Revolving Loan Commitment Period in an amount equal to one quarter of one percent (0.25%) per annum of the unused portion of the Revolving Loan Commitment during the
relevant  quarter.   The above fee shall  begin  accruing  as  of
January 1, 1996.


IV.       CONDITIONS OF LENDING.

      Without limiting the Lender's discretion not to make Revolving Loans and Demand Loans, the Borrowers agree that the closing of the initial Loans are subject to fulfillment by the Borrowers of the following conditions precedent, all in form, scope and substance satisfactory to the Lender and their counsel in their sole discretion:

      (a) Evidence of Corporate Action. The Lender shall have received certified copies of all corporate action taken by the Borrowers to authorize the execution, delivery and performance of this Agreement, the Notes, the other Loan Documents, and the borrowings to be made hereunder, together with copies of the Borrowers' Certificate of Incorporation and Bylaws, all amendments thereto, and such other papers and documents as the Lender or its counsel may require.

      (b)   Notes.     The  Lender shall have received  the  duly
executed Notes drawn to its order.

      (c) UCC-1 Financing Statements. The Lender shall have received from the Borrowers duly executed UCC-1 Financing Statements and such other documents as the Lender deems necessary or proper to perfect its security interest in the Collateral.

      (d)  Insurance.     The Lender shall have received evidence
of casualty, liability and business interruption insurance in such amounts and with such companies satisfactory to the Lender.

      (e) Opinion of Counsel. The Borrowers shall provide the Lender with an opinion from counsel in form and content satisfactory to the Lender opining to, among other things, the valid, binding and enforceable nature of the Loan Documents and the authority of the Borrowers to enter into the Loan Documents.

      (f)   Other.    The Lender shall have received  such  other
documents as the Lender deems necessary.

     V.        REPRESENTATIONS AND WARRANTIES.

     The Borrowers represent and warrant to the Lender that:

           (a) Good Standing and Qualification. Warrantech Corporation is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware. Warrantech Automotive, Inc. is a corporation duly organized, validly existing and in good standing under the laws of the state of Connecticut. Warrantech Consumer Product Services, Inc. is a corporation duly organized, validly existing and in good standing under the laws of the state of Connecticut. Warrantech Direct, Inc. is a corporation duly organized, validly existing and in good standing under the laws of the state of Texas. The Borrowers have all requisite corporate power and authority to own and operate their properties and to carry on their businesses as presently conducted and each is qualified to do business and is in good standing as a foreign corporation in each jurisdiction wherein the character of the properties owned or leased by it therein or in which the transaction of their businesses therein makes such qualification necessary.

          (b) Corporate Authority. Each of the Borrowers has full corporate power and authority to enter into and perform the obligations under this Agreement, to make the borrowings contemplated herein, to execute and deliver the Notes, and the other Loan Documents and to incur the obligations provided for herein and therein, all of which have been duly authorized by all necessary and proper corporate action. No other consent or approval or the taking of any other action in respect of shareholders or of any public authority is required as a condition to the validity or enforceability of this Agreement, the Notes or any of the other Loan Documents. The execution and delivery of this Agreement is for valid corporate purposes and will not violate the Borrowers' certificates of incorporation or bylaws.

           (c) Binding Agreements. This Agreement constitutes, and the Notes and the other Loan Documents delivered in connection herewith shall constitute, valid and legally binding obligations of the Borrowers, enforceable in accordance with their respective terms, except as enforcement may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally.

           (d) Litigation. Except as set forth in Warrantech Corporation's SEC Form 10K for the fiscal year ended March 31, 1995, there are no actions, suits, proceedings or investigations pending or, to the knowledge of the Borrowers, threatened against the Borrowers before any court or administrative agency, which either in any case or in the aggregate, if adversely determined, would materially and adversely affect the financial condition, assets or operations of the Borrowers, or which question the validity of this Agreement, the Note, or any of the other Loan Document, or any action to be taken in connection with the transaction contemplated hereby.

           (e) No Conflicting Law or Agreements. To the best of the Borrowers' knowledge, the execution, delivery and performance by the Borrowers of this Agreement, the Notes and the other Loan Documents (i) do not violate any provision of the Certificates of Incorporation or Bylaws of each of the Borrowers, (ii) do not violate any order, decree or judgment, or any provision of any statute, rule or regulation, (iii) do not violate or conflict with, result in a breach of or constitute (with notice or lapse of time, or both) a default under any shareholder agreement, stock preference agreement, mortgage, indenture or contract to which any of the Borrowers are a party, or by which any of their properties are bound, and (iv) do not result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any property or assets of the Borrowers except as contemplated herein.

           (f) Taxes. With respect to all taxable periods of each of the Borrowers, the Borrowers have filed all tax returns required to be filed by them and have paid all federal, state, municipal, franchise and other taxes shown on such filed returns or has reserved against the same, as required by GAAP, and the Borrowers know of no unpaid assessments against them.

            (g) Financial Statements. The Borrowers have delivered to the Lender the consolidated certified balance sheet of the Borrowers as of March 31, 1995, and the certified related statements of income, retained earnings and cash flows for the fiscal year then ended. Such statements fairly present the consolidated financial condition of the Borrowers as of the dates and for the periods referred to therein and have been prepared in accordance with GAAP applied on a consistent basis by the Borrowers throughout the periods involved. There are no liabilities, direct or indirect, fixed or contingent, of the Borrowers as of the date of the balance sheet which are not reflected therein or in the notes thereto, other than liabilities or obligations not material in amount which are not required to be reflected in corporate balance sheets prepared in accordance with GAAP. There has been no material adverse change in the financial condition, business, operations, affairs or prospects of the Borrowers since the date of such financial statements.

          (h) Existence of Assets and Title Thereto. The Borrowers have good and marketable title to their properties and assets, including the properties and assets reflected in the financial statements referred to above. These properties and assets are not subject to any mortgage, pledge, lien, lease, security interest, encumbrance, restriction or charge except those permitted under the terms of this Agreement or as set forth in Schedule "5(h)".

           (i) Regulations G, T, U and X. The proceeds of the borrowings hereunder will not be used, directly or indirectly, for the purposes of purchasing or carrying any margin stock in contravention of Regulations G, T, U or X promulgated by the Board of Governors of the Federal Reserve System.

          (j) Compliance. Except as set forth on the attached Schedule "5(j)": the Borrowers are not in default with respect to or in violation of any order, writ, injunction or decree of any court or of any federal, state, municipal or other governmental department, commission, board, bureau, agency, authority or official, or in violation of any law, statute, rule or regulation to which they or their properties are subject, where such default or violation would materially and adversely affect the financial condition of any of the Borrowers. The Borrowers represent that they have not received any notice of such default from any party. The Borrowers are not in default in the payment or performance of any of their obligations to any third parties or in the performance of any mortgage, indenture, lease, contract or other agreement to which they are a party or by which any of their assets or properties are bound.

            (k)    Leases.    The  Borrowers  enjoy   quiet   and
undisturbed possession under all leases under which they are operating, and all such leases are valid and subsisting and the Borrowers are not in default under any of their leases.

           (l) Pension Plans. To the best of the Borrowers' knowledge, no fact, including but not limited to any "Reportable Event", as that term is defined in Section 4043 of ERISA, as the same may be amended from time to time exists in connection with any Plan of the Borrowers which might constitute grounds for termination of any such Plan by the Pension Benefit Guaranty
Corporation or for the appointment by the appropriate United States District Court of a Trustee to administer any such Plan. No "Prohibited Transaction" as defined by ERISA exists or will exist upon the execution and delivery of this Agreement or the performance by the parties hereto of their respective duties and obligations hereunder. The Borrowers agree to do all acts including, but not limited to, making all contributions necessary to maintain compliance with ERISA and agree not to terminate any such Plan in a manner or do or fail to do any act which could result in the imposition of a lien on any property of the Borrowers pursuant to Section 4068 of ERISA. The Borrowers have not incurred any withdrawal liability under the Multiemployer Pension Plan Amendment Act of 1980. The Borrowers have no unfunded liability in contravention of ERISA.

           (m) Places of Business. The Borrowers have no other chief executive office or location where they keep books and records with respect to the Collateral, other than those set forth in the attached Schedule "5(m)".

           (n) Contingent Liabilities. Except as set forth on the attached Schedule "5(n)", the Borrowers are not a party to any suretyship, guarantyship, or other similar type agreement; and each has not offered its endorsement to any individual, concern, corporation or other entity or acted or failed to act in any manner which would in any way create a contingent liability that does not appear in the financial statements referred to above.

          (o) Contracts. Except as set forth on the attached Schedule "5(j)": no contract, governmental or otherwise, to which any of the Borrowers are a party, is subject to renegotiation, nor are any of the Borrowers in default of any material contract.

           (p) Union Contracts and Pension Plans. None of the Borrowers are a party to any collective bargaining, union or pension plan agreement, except as set forth on the attached Schedule "5(p)". The union contracts set forth on Schedule "5(p)" are in full force and effect and are not currently subject to the renegotiation. The Borrowers are in full compliance with the terms and conditions of all such union contracts and know of no threatened work stoppage by any union members.

           (q) Licenses. To the best of the Borrowers' knowledge and subject to Warrantech Corporation's SEC Form 10K for the fiscal year ended March 31, 1995, each of the Borrowers has all material licenses, permits, approvals and other authorizations required by any government, agency or subdivision thereof, or from any licensing entity necessary for the conduct of their businesses, all of which the Borrowers represent to be current, valid and in full force and effect.

            (r)   Collateral.     The  Borrowers  are  and  shall
continue to be the sole owners of the Collateral free and clear of all liens, encumbrances, security interests and claims except the liens and the security interests granted to the Lender hereunder and listed on the attached Schedule "5(h)". Except to the extent that the Lender does not require compliance with the Assignment of Claims Act, or any federal law relating to security interests in tax refunds and government receivables, the Borrowers are fully authorized to sell, transfer, pledge or grant to the Lender a security interest in each and every item of the Collateral; all documents and agreements related to the Collateral shall be true and correct and in all respects what they purport to be; all signatures and endorsements that appear thereon shall be genuine and all signatories and endorsers shall have full capacity to contract; none of the transactions underlying or giving rise to the Collateral shall violate any applicable state or federal laws or regulations; all documents relating to the Collateral shall be legally sufficient under such laws or regulations and shall be legally enforceable in accordance with their terms, except to the extent of applicable bankruptcy, insolvency and other similar laws affecting creditors' rights generally; and the Borrowers agree to defend the Collateral against the claims of all persons other than the Lender.

          (s) Financial Information. All financial information including, but not limited to, information relating to the Collateral submitted by the Borrowers to the Lender, whether previously or in the future, is and will be true and correct in all material respects, and is and will be complete insofar as may be necessary to give the Lender a true and accurate knowledge of the subject matter in all material respects.

          (t)  Environmental Health and Safety Laws.   The
Borrowers have not received any notice, order, petition, or similar document in connection with or arising out of any violation or possible violation of any environmental health or safety law, regulation or order, and the Borrowers know of no basis for any such violation or threat thereof for which any of them may become liable.

           (u)   Parent,  Affiliate  or Subsidiary  Corporations.
Except as set forth on the attached Schedule "5(u)", the Borrowers have no parent corporation and have no domestic or foreign Affiliate or Subsidiary corporations.

     VI.       COVENANTS.

      6.01  Financial Reporting.     The Borrowers  covenant  and
agree that from the date hereof until payment in full of all Obligations and the termination of this Agreement, the Borrowers shall furnish to the Lender the following, all to be prepared on a consolidated basis and in conformity with GAAP, applied on a basis consistent with the preceding period:

          (a) within one hundred twenty (120) days after the end of each fiscal year of the Borrowers, audited certified financial statements of the Borrowers prepared by independent certified public accountants of recognized standing selected by the Borrowers and reasonably acceptable to the Lender (the form of such statements to be reasonably satisfactory to the Lender)(for purposes hereof, Coopers and Lybrand shall be deemed satisfactory to the Lender), including a balance sheet, income statement and statement of cash flows;

           (b) within forty-five (45) days after the end of each of the first three fiscal quarters of the Borrowers of each year, unaudited financial statements prepared by the Borrowers (the form of such statements to be reasonably satisfactory to the Lender), showing the operations and financial condition of the Borrowers at the close of such fiscal quarters; and

           (c) upon the Lender's request, from time to time, the Borrowers shall deliver to the Lender a Compliance Letter in the form attached hereto as Exhibit "C", which certificate shall state, among other things, that (i) the Borrowers have complied, and are then in compliance, with all the terms, covenants, and conditions of this Agreement and the other Loan Documents which are binding upon it; and (ii) there exists no Default or Event of Default.

           (d)   promptly upon the Lender's written request  from
time   to  time,  such  other  information  about  the  financial condition and operations of the Borrowers as the Lender may reasonably request.

      6.02  Affirmative Covenants.   The Borrowers  covenant  and
agree from the date hereof until payment in full of all obligations and termination of this Agreement, the Borrowers shall:

            (a) Insurance and Endorsement. Keep their properties and businesses insured against fire and other hazards (so-called "All Risk" coverage) in amounts and with companies reasonably satisfactory to the Lender covering such risks as are herein set forth; maintain public liability coverage, against claims for personal injuries or death; and maintain all worker's compensation, employment or similar insurance as may be required by applicable law. All insurance shall be in amounts reasonably satisfactory to the Lender and shall contain such terms, be in such form, be for such periods, and be written by carriers duly licensed by the state of Connecticut and reasonably satisfactory to the Lender. Without limiting the generality of the foregoing, such insurance must provide that it may not be cancelled without thirty (30) days prior written notice to the Lender. In the event of failure to provide and maintain insurance as provided herein, the Lender may, at its option, provide such insurance and charge the amount thereof to the Revolving Loans or the Demand Loan.

           (b) Taxes and Other Liens. Comply with all statutes and government regulations and pay all taxes, assessments, governmental charges or levies, or claims for labor, supplies, rent and other obligations made against the Borrowers or their properties which, if unpaid, might become a lien or charge against any of the Borrowers or their properties, except liabilities being contested in good faith and against which, if requested by the Lender, the Borrowers shall set up reserves in amounts and in form reasonably satisfactory to the Lender.

          (c) Place of Business. Maintain their chief places of business and chief executive offices at the addresses set forth in the beginning of this Agreement, unless, the Borrowers shall have given the Lender thirty (30) days prior written notice of any change in such places of business.

           (d) Inspections. Allow the Lender by or through any of its officers, attorneys, accountants or other agents designated by the Lender, for the purpose of ascertaining whether or not each and every provision hereof and of the other Loan Documents, is being performed, to enter the offices and plants after reasonable notice during normal business hours of the Borrowers to examine or inspect any of the properties, books and records or extracts therefrom, to make copies of such books and records or extracts therefrom, and to discuss the affairs, finances and accounts thereof with the Borrowers all at such times and as often as the Lender or any representatives of the Lender may reasonably request.

            (e) Litigation. Advise the Lender of the commencement or threat of litigation, including arbitration proceedings and any proceedings before any governmental agency, which is instituted against any of the Borrowers and is reasonably likely to have a material adverse effect upon the condition, financial, operating or otherwise, of any of the Borrowers or where the amount involved or claimed is Two Hundred Thousand and 00/100 Dollars ($200,000), or more.

           (f) Maintain Existence. Maintain their corporate existences and comply with all applicable statutes, rules and regulations.

           (g) Maintain Assets. Maintain their properties in good repair, working order and operating condition, ordinary wear and tear excepted. The Borrowers shall immediately notify the Lender of any event causing material loss in the value of any of their assets in an amount in excess of $1,000,000.

           (h)   ERISA.    Immediately notify the Lender  of  any
event which causes any of the Borrowers to become subject to ERISA and, upon becoming subject thereto, they shall comply in all material respects with ERISA.

           (i)  Notice of Certain Events.     Give prompt written
notice to the Lender of:

                (i) any material dispute that arises between any of the Borrowers and any governmental regulatory body or law enforcement agency;

               (ii) any labor controversy resulting or likely to result in a strike or work stoppage against any of the Borrowers;

              (iii) any proposal by any public authority to acquire the assets or business of any of the Borrowers;

                (iv) the location of any books or records concerning the Collateral other than at the Borrowers' places of business disclosed in this Agreement;

                (v) any proposed or actual change of the name, identity or corporate structure of the Borrowers;

               (vi) any other matter which has resulted or is likely to result in a material adverse change in the financial condition or operations of any of the Borrowers; and

              (vii) any information received by any of the Borrowers with respect to the Collateral that may materially affect the value thereof or the rights and remedies of the Lender with respect thereto.

          (j) Defaults. Give prompt written notice to the Lender upon the occurrence of any Default or Event of Default, signed by the president or chief financial officer of the Borrowers describing such occurrence and the steps, if any, being taken to cure the default.

           (k) Account Duties. Comply with any and all federal, state and local laws affecting their businesses, including, but not limited to, payment of all federal and state taxes. The Borrowers agree to indemnify and hold the Lender harmless from all claims, actions and losses, including reasonable attorneys' fees and costs actually incurred by the Lender arising from any contention, that there has been a failure to comply with such laws.

           (l) Collateral Duties. Do whatever the Lender may reasonably request from time to time by way of obtaining, executing, delivering and filing financing statements, assignments, and other notices and amendments and renewals thereof, and the Borrowers will take any and all steps and observe such formalities as the Lender may reasonably request in order to create and maintain a valid and enforceable first lien upon, pledge of, and first priority security interest in, any and all of the Collateral. The Collateral in which the Lender does not have a first lien is set forth on Schedule "5(h)", and with regard to such Collateral except as otherwise permitted hereunder, the Borrowers shall maintain the Lender's current priority. If the Borrowers fail to timely provide financing statements, the Lender is authorized to file financing statements without the signature of the Borrowers and to execute and file such financing statements on behalf of the Borrowers as specified by the Uniform Commercial Code to perfect or maintain its security interest in all of the Collateral. All charges, expenses and reasonable fees which the Lender incurs in filing any of the foregoing, together with costs and expenses of any lien search required by the Lender, and any taxes relating thereto, shall be charged to the balance of the Revolving Loans or the Demand Loans and added to the Obligations.

           (m) Audit by Lender; Fees. Permit the Lender to audit the books and records of the Borrowers at such times and in such manner and detail as the Lender deems, in the Lender's sole discretion, is necessary. The Borrowers shall promptly pay the Lender all audit fees and any reasonable out-of-pocket expenses incurred in connection with any such audit after an Event of
Default has occurred and is continuing. Prior to an Event of Default, the Lender shall be responsible for all audit fees and any other reasonable out-of-pocket expenses incurred in connection with any such audit. The Lender may charge any such audit fees and out-of-pocket expenses to the Borrowers' Revolving Loan Account or the Demand Loan Account.

           (n)   Officers  and  Directors.  Promptly  notify  the
Lender in writing upon any changes or additions to the Borrowers' officers or directors or the occurrence of a Change of Control.

           (o) Compensating Balances. Maintain all checking accounts with the Lender.

      6.03  Negative Covenants. The Borrowers covenant and  agree
that  from  the  date  hereof  until  payment  in  full  of   all
Obligations and termination of this Agreement, the Borrowers shall not without the prior written consent of the Lender:

           (a) Encumbrances. Incur or permit to exist any lien, mortgage, charge or other encumbrance against any of their properties or assets, whether now owned or hereafter acquired, including the Collateral, except: (i) liens required or expressly permitted by this Agreement; (ii) pledges or deposits in connection with or to secure worker's compensation, unemployment or liability insurance; (iii) tax liens which are being contested in good faith and in compliance with this Agreement; (iv) statutory liens for which reserves have been established; and (v) those listed on the attached Schedule "5(h)".

           (b) Limitation on Indebtedness. Except as set forth on the attached Schedule "6.03(b)", create, incur or guaranty any indebtedness or obligation for trade debt, borrowed money from, or issue or sell any obligations of the Borrowers to any lender or Person other than the Lender.

           (c) Contingent Liabilities. Except as set forth on the attached Schedule "5(n)", assume, guaranty, endorse or otherwise become liable upon the obligations of any person, firm or corporation, or enter into any purchase or option agreement or other arrangement having substantially the same effect as such a guaranty, except by the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business.

           (d)   Sale  and  Lease of Assets.     Sell,  lease  or
otherwise dispose of any of their assets except for sales of inventory in the ordinary course of business or replacement of equipment having an equal or greater value than the equipment replaced, in the ordinary course of business.

           (e) Name Changes. Change their corporate name or conduct their businesses under any trade name other than as set forth in this Agreement.

           (f) Change of Control. Suffer any Change in Control of the Borrowers.

           (g) Prohibited Transfers. Transfer, in any manner, either directly or indirectly, any cash, property, or other assets to any parent or any Affiliate or Subsidiary, other than sales made in the ordinary course of business and for fair consideration on terms no less favorable than if such sale had been an arms-length transaction between any of the Borrowers and an unaffiliated entity.

          (h)  Use of Proceeds.    Apply any of the proceeds from
the Loans to any Affiliate or Subsidiary if such Affiliate or Subsidiary is not a party to this loan transaction.

           (i)  No Management Change.    Suffer any change in the
management of the Borrowers which the Lender deems, in its reasonable discretion, to be a material adverse change.

           (j)   Business Operations.     Engage in any  business
other than the business in which each of the Borrowers is currently engaged or a business reasonably related thereto.

           (k)  Assignment of Claims Act.     Take any action  or
fail to take any action, either directly or indirectly, or cooperate in any way, so as to allow any party, other than the Lender, to comply with the Federal Assignment of Claims Act. The Borrowers make no representation in this Agreement that they and/or the Lender have complied with the Assignment of Claims Act or any other federal statute relating to security interests or the perfection of security interests in, tax refunds or government receivables.

      6.04  Financial  Covenants.      The  Borrowers  agree  and
covenant that from the date hereof until payment in full and performance of all Obligations, they shall not:

           (a)  Tangible Net Worth. (i) Permit their consolidated
Tangible Net Worth to be less than $17,500,000 at any time.

           (b)   Ratio  of Debt to Tangible Net Worth.     Permit
their  ratio of Total Liabilities to Tangible Net Worth to exceed
1.50 to 1.0 at any time.

           (c) Borrowing Base. Permit the ratio of total outstanding Loans to Collateral to be greater than 0.825 to 1.0 at any time. In the event that the ratio shall exceed 0.825 to
1.0 at any time, the Borrowers shall be required within three (3) business days of the non-compliance to reduce the total outstanding Loans by an amount necessary to cause the Borrowers to be in compliance with the ratio.

     VII.      GRANT OF COLLATERAL.

      To secure the prompt payment and performance of the Obligations, Warrantech Corporation and Warrantech Automotive, Inc. pledge, assign, transfer and grant to the Lender a continuing, first priority lien and security interest in the following property of Warrantech Corporation and Warrantech Automotive, Inc. (the "Collateral"):

           any and all accounts as such term is defined in the Uniform Commercial Code-Secured Transactions, as in effect in Connecticut as of the date hereof, including those now existing and those hereafter arising or coming into existence, and including, without limitation, all rights of payment for goods sold or issued or services rendered, rights of payment under contracts not yet earned by performance and accounts receivable arising therefrom, and all rights of Warrantech Corporation and Warrantech Automotive, Inc. in and to the goods represented thereby including returned and repossessed goods, and all rights Warrantech Corporation and Warrantech Automotive, Inc. may have or acquire for securing or enforcing the foregoing, including without limitation the rights to reserves, deposits or insurance proceeds, and the products and proceeds (including insurance proceeds) of the foregoing and all federal and state tax refunds owed to either Warrantech Corporation or Warrantech Automotive, Inc. (the "Accounts").

     VIII.          DEFAULT.

      8.01 Events of Default. The Obligations shall, at the option of the Lender, become immediately due and payable without notice or demand unless otherwise provided herein upon the occurrence and during the continuance of any of the following events (collectively, "Events of Default" and individually, an "Event of Default"):

                 (a)   failure  of  the  Borrowers  to  pay   any
installment of principal or interest or any other Obligation arising under this Agreement, the Notes or the other Loan
Documents, including any payment under Section 6.04(c);

                (b) breach of any of the Obligations by the Borrowers, without limitation, any covenant, representation or warranty contained herein, or the Borrowers' failure to perform any act, duty or obligation as required by this Agreement or any of the other Loan Documents within thirty (30) days of the date such covenant, duty or obligation is required to be performed;

                (c) the making by any of the Borrowers of any material misrepresentation of a material fact to the Lender;

                (d) insolvency (failure of any of the Borrowers to pay their debts as they mature or when the fair value of any of the Borrowers' assets is less than their liabilities) of the Borrowers, or business failure, appointment of a receiver or custodian, or assignment for the benefit of creditors or the commencement of any proceedings under any bankruptcy or insolvency law by or against any of the Borrowers; appointment of a committee of creditors or liquidating banks, or offering of a composition or extension to creditors by, for or of any of the Borrowers; however, if an involuntary bankruptcy petition is filed, an Event of Default shall not occur unless such petition is not dismissed within sixty (60) days of filing;

                (e) the loss, renovation or failure to renew any license and/or permit now held or hereafter acquired by the Borrowers which materially affects the ability of the Borrowers to continue their operations as presently conducted;

                (f)   an  Event  of  Default in  any  other  Loan
Document or other agreements between the Lender and any of the Borrowers;

                 (g)   the  filing  of  any  lien,  voluntary  or
involuntary, on or against the Collateral which in the case of an involuntary  lien is not discharged of record within  sixty  (60)
days of filing;

               (h)  dissolution of any of the Borrowers;

                (i) failure by any of the Borrowers to pay or perform any other Indebtedness in excess of $100,000, or if any such other Indebtedness shall be accelerated, or if there shall exist any default under any instrument, document or agreement governing, evidencing or securing such other Indebtedness;

     Upon the happening of any one or more Events of Default, any requirements upon the Lender to make further Revolving Loans or Demand Loans shall terminate. The Borrowers expressly waive any presentment, demand, protest, notice of protest or other notice of any kind. The Lender may proceed to enforce the rights of the Lender whether by suit in equity or by action at law, whether for specific performance of any covenant or agreement contained in this Agreement, the Notes or any other Loan Documents, or in aid of the exercise of any power granted in either this Agreement, the Notes or the other Loan Documents, or it may proceed to obtain judgment or any other relief whatsoever appropriate to the enforcement of such rights, or proceed to enforce any legal or equitable right which the Lender may have by reason of the occurrence of any Event of Default hereunder.

      8.02 Declared Default. Upon demand (if a Demand Loan is outstanding) or the occurrence of an Event of Default, the Lender shall have in any jurisdiction where enforcement hereof is sought, in addition to all other rights and remedies which the Lender may have under law and equity, the following rights and remedies, all of which may be exercised with or without further notice to the Borrowers and without a prior judicial or administrative hearing or notice, which notice and hearing are expressly waived: (a) to enforce or foreclose the liens and security interests created under the Loan Documents, this Agreement or under any other agreement relating to the Collateral by any available judicial procedure or without judicial process,
(b) to enter any premises where any records of the Collateral may be located for the purpose of taking possession or removing the same, (c) to dispose of Collateral or any part thereof upon such terms as shall be acceptable to the Lender, all at the Lender's sole option and as the Lender in its sole discretion may deem advisable.

      8.03 Specific Powers. (a) The Lender may at any time, after demand (if a Demand Loan is outstanding) or the occurrence of an Event of Default, at the Lender's sole discretion: (i) give notice of assignment to any account debtor of the Borrowers; (ii) collect the Collateral directly and charge the collection costs and expenses to the Borrowers' Revolving Loan or Demand Loan Account; (iii) settle or adjust disputes and claims directly with account debtors of the Borrowers for amounts and upon terms which the Lender considers advisable, and credit the demand deposit account with the net amounts received in payment of the
Collateral; (iv) exercise all other rights granted in this Agreement and the other Loan Documents; (v) receive, open and dispose of all mail addressed to the Borrowers and notify the Post Office authorities to change the address for delivery of the Borrowers' mail to an address designated by the Lender; (vi) endorse the name of the Borrowers on any checks or other evidence of payment that may come into possession of the Lender and on any invoice, freight or express bill, bill of lading or other documents; (vii) in the name of the Borrowers or otherwise, demand, sue for, collect and give acquittance for any and all monies due or to become due on the Collateral; (viii) compromise, prosecute or defend any action, claim or proceeding concerning the Collateral; and (ix) do any and all things necessary and proper to carry out the purposes contemplated in this Agreement, to carry out the purposes contemplated in this Agreement, the other Loan Documents and any other agreement between the parties.

           (b) The Lender and any person acting as its attorney hereunder shall not be liable for any acts or omissions or for any error of judgment or mistake of fact or law, except for bad faith and willful misconduct. The Borrowers agree that the powers granted hereunder, being coupled with an interest, shall be irrevocable so long as any Obligation remains unsatisfied. Notwithstanding the foregoing, it is understood that the Lender is under no duty to take any of the foregoing actions and that after having made demand upon the account debtors of the Borrowers for payment, the Lender shall have no further duty as to the collection or protection of the Collateral or any income therefrom and no further duty to preserve any rights pertaining thereto, other than the safe custody thereof.

      8.04 Duties After Default. (a) The Borrowers will, at the Lender's request, assemble all records concerning the Collateral and make it available to the Lender at places which the Lender may reasonably select, and will make available to the Lender all premises and facilities of the Borrowers for the purpose of the Lender taking possession of the records concerning the Collateral. In the event any goods called for in any sales order, contract, invoice or other instrument or agreement evidencing or purporting to give rise to any of the Collateral shall not have been delivered or shall be claimed to be defective by any customer, the Lender shall have the right in its discretion to use and deliver to such customer any goods of the Borrowers to fulfill such order, contract or the like so as to make good any such Collateral. If any Collateral shall require repairing, maintenance, preparation, or the like, or is in process or other unfinished state, the Lender shall have the right, but shall not be obligated, to do such repairing, maintenance, preparation, processing or completion of manufacturing for the purpose of putting the same in such salable form as the Lender shall deem appropriate, but the Lender shall have the right to sell or dispose of such Collateral without such processing.

            (b)   The  net  cash  proceeds  resulting  from   the
collection or other disposition of the Collateral shall be applied first to the expenses, including all reasonable attorneys' and professional fees, of the Lender and then to the satisfaction of all Obligations, application as to particular Obligations or against principal or interest to be at the Lender's sole discretion and the balance of the proceeds, if any, shall be paid to the Borrowers. The Borrowers shall be liable to the Lender and shall pay to the Lender on demand any deficiency which may remain after such collection or other disposition of the Collateral.

      8.05  Borrowers' Indemnification.   Except for the  willful
misconduct of the Lender, the Lender shall not, under any circumstances or in any event whatsoever, have any liability for any error or omission or delay of any kind occurring in the collection or other disposition of any of the Collateral, including the settlement, collection or payment of any of the Collateral or any instrument received in payment thereof, or any damage resulting therefrom. Except for the willful misconduct of the Lender, the Borrowers shall indemnify and hold harmless the Lender against any claim, loss or damage arising out of the collection or other disposition of any of the Collateral, including the settlement, collection or payment of any of the Collateral or any instrument received in payment thereof.

       8.06  Cumulative  Remedies.      The  enumeration  of  the
Lender's  rights and remedies set forth in this  Article  is  not intended to be exhaustive and the exercise by the Lender of any right or remedy shall not preclude the exercise of any other rights or remedies, all of which shall be cumulative and shall be in addition to any other right or remedy given hereunder or under any other agreement between the parties or which may now or hereafter exist in law or at equity or by suit or otherwise. No delay or failure to take action on the part of Lender in exercising any right, power or privilege shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude other or further exercise thereof or the exercise of any other right, power or privilege or shall be construed to be a waiver of any Event of Default. No course of dealing between the Borrowers and the Lender or their employees shall be effective to change, modify or discharge any provision of this Agreement or to constitute a waiver of any default.

          MISCELLANEOUS.

      9.01 Expenses. Whether or not the transaction herein contemplated shall be consummated, the Borrowers agree to pay all out-of-pocket expenses (including reasonable fees and expenses of the Lender's counsel) of the Lender incurred in connection with the preparation of this Agreement, the Notes, the other Loan Documents and any amendments or supplements hereto and thereto, and all expenses (including reasonable fees and expenses of the Lender or the Lender's counsel) incidental to the collection of monies due hereunder or under the Notes or the other Loan Documents and/or the enforcement of the rights (including the protection thereof) of the Lender under any provisions of this Agreement, and the Notes and the other Loan Documents. The Lender agrees that its counsel fees, through the closing, shall be calculated on an hourly basis.

      9.02 Set-off. The Borrowers give the Lender a lien and right of setoff for all the Obligations upon and against all their deposits, credits, collateral and property now or hereafter in the possession or control of the Lender or in transit to it. The Lender may, upon demand or the occurrence of any Event of Default, apply or set off the same, or any part thereof, to any Obligations of the Borrowers to the Lender.

       9.03 Covenants to Survive, Binding Agreement. All covenants, agreements, warranties and representations made herein, in the Notes, in the other Loan Documents, and in all certificates or other documents of the Borrowers shall survive the advances of money made by the Lender to the Borrowers hereunder and the delivery of the Notes, and the other Loan Documents. All such covenants, agreements, warranties and representations shall be binding upon and inure to the benefit of the Lender and its successors and assigns, whether or not so expressed.

      9.04 Cross-Collateralization. All Collateral which the Lender may at any time acquire from the Borrowers or from any other source in connection with Obligations arising under this Agreement and the other Loan Documents shall constitute collateral for each and every Obligation, without apportionment or designation as to particular Obligations. All Obligations, however and whenever incurred, shall be secured by all Collateral however and wherever acquired. The Lender shall have the right, in its sole discretion, to determine the order in which the Lender's rights in or remedies against any Collateral are to be exercised and which type of Collateral or which portions of Collateral are to be proceeded against and the order of application  of  proceeds  of Collateral  as  against  particular
Obligations.

      9.05 Cross-Default. The Loans shall be cross-defaulted with each other and with current and future financing accommodations extended or to be extended by the Lender to the Borrowers so that a default under any loan to the Borrowers shall be an Event of Default hereunder and under all of the other loans extended by the Lender.

      9.06 Notices. All notices, requests, consents, demands and other communications hereunder shall be in writing and shall be mailed by registered or certified first class mail or delivered by an overnight courier to the respective parties to this Agreement as follows:

If to the Borrowers:

                    Warrantech Corporation
                    300 Atlantic Street
                    Stamford, Connecticut 06901

                    Attention: Bernard J. White

With a copy to:     Newman Tannenbaum
                    Helpern, Syracuse & Hirschtritt
                    900 Third Avenue
                    New York, New York 10022-4775
                    Attn.: Arthur Lowenstein, Esq.

If to the Lender:   People's Bank
                    350 Bedford Street
                    Stamford, CT  06901
                    Attention:  Mr. Jonathan Mills
                                Its Vice President

With a copy to:     Diserio Martin O'Connor & Castiglioni
                    One Atlantic Street
                    Stamford, Connecticut  06901
                    Attention:  Kevin T. Katske, Esq.

All notices shall be deemed effective one (1) business day after dispatch if sent by overnight courier. In all other cases, notice shall be deemed effective five (5) days after dispatch.

      9.07 Transfer of Lender's Interest. The Borrowers agree that the Lender, in its sole discretion, may freely sell, assign or otherwise transfer participations, portions, co-lender interests or other interests in all or any portion of the indebtedness, liabilities or obligations arising in connection with or in any way related to the financing transactions of which this Agreement is a part. In the event of any such transfer, the transferee may, in the Lender's sole discretion, have and enforce all the rights, remedies and privileges of the Lender. The Borrowers consent to the release by the Lender to any potential transferee, so long as such transferee is a financial institution, of any and all information including, without limitation, financial information pertaining to the Borrowers as the Lender, in its sole discretion, may deem appropriate. If such transferee so participates with the Lender in making loans or advances hereunder or under any other agreement between the Lender and the Borrowers, the Borrowers grant to such transferee and such transferee shall have and is given a continuing lien and security interest in any money, securities or other property of the Borrowers in the custody or possession of such transferee, including the right of set off, to the extent of such transferee's participation in the Obligations.

     9.08 New Laws. In the event that any law, regulation, treaty or official directive or the interpretation or application thereof by any court or governmental authority in each case not in effect on the date hereof, or the compliance with any guideline or request of any governmental authority:

          (a) subjects the Lender to any tax with respect to any amounts payable hereunder or under the Notes by the Borrowers or otherwise with respect to the transactions contemplated hereunder, except for taxes on the overall net income of the Lender imposed by the United States of America, the State of Connecticut, or any central bank or agency thereof, or

          (b) imposes, modifies or deems applicable any deposit, insurance, reserve, special deposit, capital maintenance or similar requirement against assets held by, or deposits in or for the account of, or loans or advances or commitments to make the Revolving Loans, the Demand Loans or advances by the Lender, other than such requirements the effect of which is included in the determination of the interest rates for the Revolving Loans, the Demand Loans or advances made thereunder, or

           (c) imposes upon the Lender any other condition with respect to the Revolving Loans, the Demand Loans or advances to be made thereunder;

and the result of any of the foregoing is to increase the cost of the Lender, reduce the income receivable by or return on equity of the Lender or impose any expense upon the Lender with respect to the Revolving Loans, the Demand Loans or advances thereunder, the Lender shall so notify the Borrowers. The Borrowers agree to pay the Lender the amount of such increases in cost, reduction in income, reduced return on equity or additional expenses as and when such cost, reduction in income, reduced return on equity or additional expense is incurred or determined, plus interest, upon presentation by the Lender of a statement in the amount and setting forth the Lender's calculation thereof, in determining such amount, the Lender may use any reasonable averaging and attribution methods; which statement shall be deemed true and correct absent manifest error. Such amount shall be deemed to be an advance under the Revolving Loan Commitment and the Demand Loan facility, as the case may be.

      9.09 Section Headings, Severability, Entire Agreement. Section and subsection headings have been inserted herein for convenience of the Lender only and shall not be construed as part of this Agreement. Every provision of this Agreement, the Notes and the other Loan Documents is intended to be severable; if any term or provision of this Agreement, the Notes, the other Loan Documents, or any other document delivered in connection herewith shall be invalid, illegal or unenforceable for any reason whatsoever, the validity, legality and enforceability of the remaining provisions hereof or thereof shall not in any way be affected or impaired thereby. All Exhibits and Schedules to this Agreement shall be deemed to be part of this Agreement. This Agreement, the other Loan Documents, and the Exhibits and Schedules attached hereto and thereto embody the entire agreement and understanding between the Borrowers and the Lender and supersede all prior agreements and understandings relating to the subject matter hereof unless otherwise specifically reaffirmed or restated herein.

      9.10 Counterparts. This Agreement may be executed in any number of counterparts, each of which, when so executed and delivered shall be an original, and it shall not be necessary when making proof of this Agreement to produce or account for more than one counterpart.

      9.11 Governing Law; Consent to Jurisdiction. This Agreement and the other Loan Documents, and all transactions, assignments and transfers hereunder and thereunder, and all the rights of the parties, shall be governed as to validity, construction, enforcement and in all other respects by the laws of the state of Connecticut. Each of the Borrowers agrees that the Superior Court for the Judicial District of Stamford/Norwalk or the United States District Court for the District of Connecticut at Bridgeport shall have jurisdiction to hear and determine any claims or disputes pertaining to the financing transactions of which this Agreement is a part and/or to any matter arising or in any way related to this Agreement or any other agreement between the Lender and each of the Borrowers expressly submits and consents in advance to such jurisdiction in any action or proceeding.

      9.12 Uniform Commercial Code. The Borrowers shall comply with, and Lender shall have all the rights and remedies of a secured party under the Uniform Commercial Code, as enacted in Connecticut, as amended.

      9.13 Further Assurances. At the request of the Lender, the Borrowers agree that at their expense, it shall promptly execute and deliver all further instruments and documents, and take all further action, that may be reasonably necessary or desirable, or that the Lender may reasonably request, in order to perfect and protect any security granted or purported to be granted hereby including, but not limited to UCC-1 financing statements, or to enable the Lender to exercise and enforce its rights and remedies hereunder.

      9.14  Prejudgment  Remedy Waiver;  Waivers.   EACH  OF  THE
BORROWERS ACKNOWLEDGES THAT THE LOANS EVIDENCED HEREBY ARE COMMERCIAL TRANSACTIONS AND EACH WAIVES ITS RIGHT TO NOTICE AND HEARING UNDER CHAPTER 903A OF THE CONNECTICUT GENERAL STATUTES, OR AS OTHERWISE ALLOWED BY ANY STATE OR FEDERAL LAW WITH RESPECT TO ANY PREJUDGMENT REMEDY WHICH THE LENDER MAY DESIRE TO USE, AND FURTHER WAIVES DILIGENCE, DEMAND, PRESENTMENT FOR PAYMENT, NOTICE OF NONPAYMENT, PROTEST AND NOTICE OF ANY RENEWALS OR EXTENSIONS. THE BORROWERS ACKNOWLEDGE THAT EACH MAKES THIS WAIVER KNOWINGLY, WILLINGLY AND VOLUNTARILY AND WITHOUT DURESS, AND ONLY AFTER EXTENSIVE CONSIDERATION OF THE RAMIFICATIONS OF THIS WAIVER WITH ITS ATTORNEYS.

      9.15 Jury Trial Waiver. EACH OF THE BORROWERS WAIVES TRIAL BY JURY IN ANY COURT IN ANY SUIT, ACTION OR PROCEEDING ON ANY
MATTER  ARISING IN CONNECTION WITH OR IN ANY WAY RELATED  TO  THE
FINANCING TRANSACTIONS OF WHICH THIS AGREEMENT IS A PART OR THE ENFORCEMENT OF ANY OF LENDER'S RIGHTS. EACH OF THE BORROWERS ACKNOWLEDGES THAT IT MAKES THIS WAIVER KNOWINGLY, WILLINGLY AND VOLUNTARILY AND WITHOUT DURESS, AND ONLY AFTER EXTENSIVE
CONSIDERATION  OF  THE  RAMIFICATIONS OF  THIS  WAIVER  WITH  ITS
ATTORNEYS.
     The parties have executed this Agreement as of December 21, 1995.

Signed in the presence of:
 Linda McNeil
____________________________       WARRANTECH CORPORATION

 Richard Cummings                       Bernard J. White
____________________________       By____________________________

                                     Its       VP  Finance, CFO,
                                           Treasurer

Linda McNeil
____________________________       WARRANTECH AUTOMOTIVE, INC.

Richard Cummings                        Bernard J. White
____________________________       By____________________________

                                     Its Treasurer

Linda McNeil
____________________________        WARRANTECH  CONSUMER  PRODUCT
SERVICES, INC.
Richard Cummings                        Bernard J. White

____________________________       By____________________________

                                     Its  Treasurer

Linda McNeil
____________________________       WARRANTECH DIRECT, INC.

Bernard J. White                         Desiree Kim Caban
____________________________       By____________________________

                                     Its Secretary

Kevin Katske
____________________________       PEOPLE'S BANK

Jeffrey T. Bounty                       Jonathan Mills
____________________________       By____________________________

                                     Its   Vice President